As filed with the Securities and Exchange Commission on January 10, 2003        Registration No. 333-94499

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
to
FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MICROSOFT CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1144442
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

One Microsoft Way
Redmond, Washington 98052-6399
(425) 882-8080
(Address, including zip code, and telephone
number including area code, of registrant’s principal
executive office)

John A. Seethoff
Deputy General Counsel, Finance and Operations
One Microsoft Way
Redmond, Washington 98052-6399
(425) 882-8080
(Name, address, including zip code and telephone number,
including area code, of agent for service)

Copies of all communications to:
Christopher H. Cunningham
Kathleen A. Keizer
Preston Gates & Ellis LLP
701 Fifth Avenue, Suite 5000
Seattle, Washington 98104-7078
(206) 623-7580

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

On January 12, 2000, Microsoft Corporation (“Microsoft”) filed a Registration Statement on Form S-3, SEC 1933 Act Number 333-94499 (the “Registration Statement”) covering 163,130 shares of Microsoft’s common stock (the “Common Stock”) on behalf of certain “Selling Shareholders” of Microsoft. Microsoft amended such Registration Statement February 10, 2000 and February 18, 2000.

The Registration Statement was filed in order to register shares of Common Stock to be offered to former employees and directors of Visio Corporation upon their exercise of stock options.

Pursuant to the terms of agreements between Microsoft and certain former shareholders of Visio Corporation, Microsoft’s obligations to maintain the effectiveness of the Registration Statement expired on January 7, 2002. Accordingly, Microsoft hereby de-registers all of its Common Stock registered pursuant to the Registration Statement and remaining unsold thereunder.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State of Washington, on January 8, 2003.

MICROSOFT CORPORATION

By:	*
Steven A. Ballmer Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

* Steven A. Ballmer	Chief Executive Officer, Director (Principal Executive Officer)

* William H. Gates III	Chairman, Chief Software Architect, Director

* John G. Connors	Senior Vice President, Finance and Administration, Chief Financial Officer

* James I. Cash	Director

* Raymond V. Gilmartin	Director

* David F. Marquardt	Director

* Ann McLaughlin Korologos	Director

* W. G. Reed, Jr.	Director

* Jon A. Shirley	Director

*By:	/S/ KEITH R. DOLLIVER
Keith R. Dolliver Attorney-in-Fact pursuant to a power of attorney attached as an Exhibit hereto.

EXHIBITS

24.	Power of Attorney